EXHIBIT 99.1

Intelligent Systems Reports Second Quarter 2020 Results

NORCROSS, Ga., Aug. 04, 2020 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation [NYSE American: INS], the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter ended June 30, 2020.

“Second quarter results were in-line with expectations and continued to demonstrate the adaptability of our business model and our ability to uniquely service our customers,” said Leland Strange, CEO of Intelligent Systems. “We achieved revenues of $8.1 million, representing a 7% increase over the prior year period. As anticipated, our year-over-year, top-line growth was driven by both professional services and processing and maintenance, with no license revenue as we did not see any customers achieve new tiers. Our customers and accounts increased in number and value for professional services during the second quarter. Our income from operations and net income were also up slightly from the same quarter the previous year.

“Throughout the quarter, we continued to provide high-quality, on-time delivery for our clients despite the challenging environment and our team maintained their focus in positioning Intelligent Systems for continued growth in a post-pandemic world. We continued to advance on our strategic objectives, making investments in talent and technology while innovating new products and services that help our clients reduce complexity as well as increase efficiencies.”

Mr. Strange continued, “Looking to the second half of the year, we are cautiously optimistic regarding the trajectory of top-line growth. Longer-term, we view the current pandemic as a temporary pause on our growth momentum and anticipate returning to growth in Fiscal 2021. While demand is subject to market fluctuations outside of our control, our margins allow us to continue to invest in the business and I am confident our agile and innovative model, combined with our solid financial position, will enable us to overcome these current challenges and regain our momentum.”

Financial Highlights for the three months ended June 30, 2020

Total revenues– Total revenue in the three-month period ended June 30, 2020 was $8,053,000, which represents an increase of 7 percent compared to the comparable period in 2019.

In the following table, revenue is disaggregated by type of revenue for the three months ended June 30, 2020:

Three months ended June 30, (in thousands)	2020	2019
License	$-	$700
Professional services	5,156	4,663
Processing and maintenance	2,673	1,724
Third party	224	425
Total	$8,053	$7,512

Income from operations was $2,703,000 for the second quarter compared to income from operations of $2,601,000 in the comparable prior year quarter.

Net income was $2,200,000 for the second quarter compared to net income of $2,108,000 in the comparable prior year quarter.

Earnings per diluted share was $0.24 for the second quarter compared to $0.23 in the comparable prior year quarter.

Liquidity and Capital Resources
Cash balance at the quarter ended June 30, 2020 was $32,316,000 compared to $26,415,000 at December 31, 2019. For the six months ended June 30, 2020, cash provided by operations was $9,714,000 compared to cash provided by operations of $5,954,000 for the comparable prior year period.

Investor Conference Call Today

The company is holding an investor conference call today, August 4, 2020, at 11 A.M. Eastern Standard Time. Interested investors are invited to attend the conference call by dialing (855) 766-6518 and entering conference ID 7497490.  As part of the conference call Intelligent Systems will be conducting a question and answer session where participants are invited to email their questions to fax@intelsys.com prior to the call. A transcript of the call will be posted on the company’s website at www.intelsys.com as soon as available after the call.

The company will file its Form 10-Q for the period ended June 30, 2020 with the Securities and Exchange Commission today. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation
For over thirty-five years, Intelligent Systems Corporation [NYSE American: INS] has identified, created, operated and grown technology companies. The company’s principal operations are CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard provides prepaid and credit card processing services using its proprietary software solutions that it also licenses to others. CoreCard has designed and developed a comprehensive suite of software solutions that corporations, financial institutions, retailers and processors use to manage credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions. CoreCard's flexible and proven processing platform is being utilized in many countries in addition to the United States including Australia, Canada, China, the United Arab Emirates, France, Italy, Mexico, New Zealand, Singapore, South Africa and the United Kingdom. Further information is available on the company’s website at www.intelsys.com or by calling the company at 770-381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, the impact of new or changes in current laws, regulations or other industry standards, risks relating to unauthorized access to confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

For further information, call
Matt White, 770-564-5504 or
email to matt@intelsys.com

Intelligent Systems Corporation CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Services	$8,053	$6,812	$15,946	$12,978
Products	-	700	-	1,500
Total net revenue	8,053	7,512	15,946	14,478
Cost of revenue
Services	3,694	2,899	7,201	5,433
Products	-	-	-	-
Total cost of revenue	3,694	2,899	7,201	5,433
Expenses
Marketing	31	51	63	89
General and administrative	704	1,100	1,762	1,694
Research and development	921	861	1,838	2,059
Income from operations	2,703	2,601	5,082	5,203
Investment (loss) income	(95)	(21)	(1,145)	4
Other income	117	146	253	249
Income before Income taxes	2,725	2,726	4,190	5,456
Income taxes	525	618	943	1,276
Net income	$2,200	$2,108	$3,247	$4,180
Earnings per share attributable to Intelligent Systems Corporation:
Basic	$0.25	$0.24	$0.36	$0.47
Diluted	$0.24	$0.23	$0.36	$0.46
Basic weighted average common shares outstanding	8,924,988	8,850,988	8,924,988	8,846,155
Diluted weighted average common shares outstanding	9,019,025	9,004,664	9,020,470	9,015,669

Intelligent Systems Corporation CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

As of	June 30, 2020	December 31, 2019
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$32,316	$26,415
Accounts receivable, net	8,136	8,759
Notes and interest receivable	1,063	−
Other current assets	1,058	905
Total current assets	42,573	36,079
Investments	2,155	3,081
Notes and interest receivable, net of current portion	1,543	1,795
Property and equipment, at cost less accumulated depreciation	4,253	2,177
Other long-term assets	3,497	1,108
Total assets	$54,021	$44,240

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$431	$403
Deferred revenue, current portion	4,801	689
Accrued payroll	1,649	2,503
Accrued expenses	238	153
Income tax payable	1,965	1,100
Other current liabilities	1,728	1,345
Total current liabilities	10,812	6,193
Noncurrent liabilities:
Deferred revenue, net of current portion	9	23
Deferred tax liability	275	275
Long-term lease obligation	2,312	460
Total noncurrent liabilities	2,596	758
Intelligent Systems Corporation stockholders’ equity:
Common stock, $0.01 par value, 20,000,000 shares authorized, 8,924,988
issued and outstanding at June 30, 2020 and December 31, 2019, respectively	89	89
Additional paid-in capital	15,573	15,450
Accumulated other comprehensive loss	(140)	(94)
Accumulated income	25,091	21,844
Total Intelligent Systems Corporation stockholders’ equity	40,613	37,289
Total liabilities and stockholders’ equity	$54,021	$44,240